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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     -------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 13, 2005

                              CARDINAL HEALTH, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                      OHIO
                 (State or Other Jurisdiction of Incorporation)

              1-11373                                31-0958666
     (Commission File Number)           (IRS Employer Identification Number)

                     7000 CARDINAL PLACE, DUBLIN, OHIO 43017
          (Address of Principal Executive Offices, Including Zip Code)

                                 (614) 757-5000
              (Registrant's Telephone Number, Including Area Code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On April 13, 2005, the Executive Committee of the Board of Directors of Cardinal Health, Inc. (the "Company"), acting on behalf of the Board of Directors, appointed Jeffrey W. Henderson as the Company's Executive Vice President and, effective May 15, 2005, the Company's Chief Financial Officer. The offer letter setting forth Mr. Henderson's compensatory arrangements is filed with this report as Exhibit 10.01. The material terms of Mr. Henderson's compensatory arrangements are summarized in Item 5.02(c) below.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(c)

         On April 13, 2005, the Executive Committee of the Board of Directors of the Company, acting on behalf of the Board of Directors, appointed Jeffrey W. Henderson as the Company's Executive Vice President and, effective May 15, 2005, the Company's Chief Financial Officer. Mr. Henderson will join the Company on April 18, 2005 as Executive Vice President, and will assume the duties of, and will be designated as, the Chief Financial Officer effective as of May 15, 2005. The Company's current Chief Financial Officer on an interim basis, J. Michael Losh, will continue to serve as Chief Financial Officer through May 15th after which date, Mr. Losh will no longer be an executive officer of the Company but will continue to serve as a director of the Company.

         Mr. Henderson, age 40, previously was employed by Eli Lilly and Company since October 1998. From July 2003 until leaving Eli Lilly, Mr. Henderson served as President and General Manager of the company's subsidiary, Eli Lilly Canada, Inc. From January 2000 to July 2003, Mr. Henderson served as Vice President and Corporate Controller of Eli Lilly. From October 1998 to January 2000, Mr. Henderson served as Vice President and Corporate Treasurer of Eli Lilly. Eli Lilly is a pharmaceutical company that has a business relationship with the Company.

         The material terms of Mr. Henderson's compensatory arrangements with the Company are summarized below, which description is qualified by reference to the offer letter filed with this report as Exhibit 10.01.

         Mr. Henderson will receive an annual base salary of $550,000, which will be reviewed annually with the Human Resources and Compensation Committee of the Company's Board of Directors. Mr. Henderson also will receive a cash sign-on bonus equal to the value of 3,000 common shares as of his start date, which must be repaid if he voluntarily resigns from his employment with the Company within one year after his start date. Mr. Henderson will be eligible to participate in the Company's Management Incentive Program at an incentive target of 100% of his base salary. Mr. Henderson's bonus for fiscal year 2005 will be guaranteed at his incentive target, pro-rated based on his start date. Mr. Henderson's bonus for fiscal year 2006 will be guaranteed at 50% of his incentive target.

         Mr. Henderson also will receive the following equity award grants, effective as of his start date with the Company, under the Company's Amended and Restated Equity Incentive Plan, as amended (the "Equity Incentive Plan"):

         o A stock option to purchase 60,000 common shares representing both a prorated grant award for fiscal year 2005 and the award Mr. Henderson would have been eligible to receive in the Company's fiscal year 2006 annual grant. The option will become exercisable in four equal annual installments beginning on the first anniversary of the grant date and will have a term


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                  of seven years. The option will have an exercise price equal to the market price of the Company's common shares on the date of grant.

         o An award of 9,000 Restricted Share Units ("RSUs") representing both a prorated grant award for fiscal year 2005 and the award Mr. Henderson would have been eligible to receive in the Company's fiscal year 2006 annual grant. The restrictions on the RSUs will lapse in three equal annual installments beginning on the first anniversary of the grant date. The RSUs will be payable solely in common shares on a date at least six months following Mr. Henderson's separation from the Company.

         o An additional award of 12,000 RSUs. The restrictions on the RSUs will lapse in full on the third anniversary of the grant date. The RSUs will be payable solely in common shares on a date at least six months following Mr. Henderson's separation from the Company.

         o An additional stock option to purchase a number of common shares equal to the Black-Scholes present value of $1.8 million less the value of the 12,000 RSUs described above and the value of his sign-on bonus described above. The option will become exercisable in full on the third anniversary of the grant date and will have a term of ten years. The option will have an exercise price equal to the market price of the Company's common shares on the date of grant.

         If Mr. Henderson's employment is involuntarily terminated without cause within the first three years of his start date, the Company will provide him with severance benefits equal to 12 months of his starting base salary. Additionally, if within 60 days following the 18-month anniversary of Mr. Henderson's start date, he provides 60 days notice of his voluntary resignation from employment with the Company, and so long as at the time the Company receives such notice and for the 60-day period thereafter, the Company does not have grounds to terminate Mr. Henderson's employment for gross misconduct, then he will be entitled to receive the following:

         o A cash payment equal to two times the sum of his starting base salary and incentive target, which will be paid to Mr. Henderson in equal monthly installments over a period of 12 months; provided, however, that if Mr. Henderson discloses or uses in any capacity other than as necessary in the performance of the duties assigned to him by the Company any confidential information, trade secrets or other business sensitive information or material concerning the Company or its subsidiaries at any time during this 12-month payout period, any installment of this cash payment already paid out to Mr. Henderson would be repayable by him to the Company and he will forfeit any future installments due him under this provision;

         o An additional cash payment equal to 50% of his starting incentive target, which will be paid to Mr. Henderson in full upon his resignation date; and

         o 100% vesting of the RSU grants described above to occur upon his resignation date. The RSU grants will be payable per their terms at least six months after Mr. Henderson's separation from the Company.

If the severance payments above are ever deemed to be covered by the recently adopted deferred compensation tax rules (as provided for under Section 409A of the Internal Revenue Code, as amended), the offer letter states that it may be necessary for the Company to delay commencing Mr. Henderson's severance payments until after the six month anniversary of termination of his employment.


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         Mr. Henderson will be eligible to participate in the Company's 401(k)
Savings Plan and Deferred Compensation Plan on the same terms offered to all plan participants, including Company match and profit share contribution. He also will be eligible for health, welfare and stock purchase plan benefits on the same terms generally available to Company employees.

         Mr. Henderson will be eligible for the Company's executive relocation program, and may receive additional compensation in connection with his transition to the Company, including tax equalization benefits, repatriation commitments and lease and commuting expenses, including use of company aircraft.

ITEM 7.01 REGULATION FD DISCLOSURE

         In connection with the appointment of a new principal officer, the Company issued a press release on April 14, 2005, which is being furnished as
Exhibit 99.01 to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     10.01 Letter providing terms of offer of employment, executed by the Company on April 13, 2005, and confirmed by Jeffrey W. Henderson on April 13, 2005.

     99.01 Press release issued by the Company on April 14, 2005, and furnished with this report.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Cardinal Health, Inc.
                                          (Registrant)

Date:  April 15, 2005                     By:  /s/ Paul S. Williams
                                              ---------------------
                                              Name:  Paul S. Williams
                                              Title: Executive Vice President,
                                                     Chief Legal Officer
                                                     and Secretary


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                                  EXHIBIT INDEX



         10.01 Letter providing terms of offer of employment, executed by the Company on April 13, 2005, and confirmed by Jeffrey W. Henderson on April 13, 2005.

         99.01 Press release issued by the Company on April 14, 2005, and furnished with this report.



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